UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2007

LAUREATE EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-22844	52-1492296
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 Fleet Street, Baltimore, Maryland		21202
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (410) 843-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 28, 2007, the Board of Directors of Laureate Education, Inc. (the “Company”) voted unanimously to extend until July 15, 2007 the term of employment of Mr. Douglas L. Becker, the Company’s Chairman and Chief Executive Officer.  Under the terms of Mr. Becker’s employment agreement dated June 30, 2004 (the “Original Agreement”), Mr. Becker’s employment with the Company was to have terminated on June 30, 2007.

Pursuant to Amendment No. 1 to the Original Agreement (the “Amendment”), effective as of June 29, 2007, Mr. Becker’s Employment Period (as that term is defined in the Original Agreement) was extended until July 15, 2007.  All other terms and conditions of the Original Agreement were unaffected by the Amendment and remain in full force and effect.

A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 10.01 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

10.1                           Amendment No. 1 to Employment Agreement by and between the Company and Douglas L. Becker, dated as of June 29, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

	By:	/s/ Robert W. Zentz
	Name:	Robert W. Zentz
	Title:	Senior Vice President, Secretary and General Counsel
Date: July 3, 2007

Exhibit Index

Exhibit	Description

10.1	Amendment No. 1 to Employment Agreement by and between the Company and Douglas L. Becker, dated as of June 29, 2007.